UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2007
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)
(Registrant’s telephone number, including area code): (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The SCO Group, Inc. (“SCO”, or the “Company”), offered the following statement in response to the August 10, 2007 ruling by U.S. District Court Judge Dale A. Kimball regarding the Company’s longstanding dispute with Novell over ownership of the UNIX and UnixWare copyrights:
“We are clearly disappointed by the Court’s adverse ruling regarding ownership of copyrights covering the UNIX operating system. Although the district judge ruled in Novell’s favor on many important issues, the case has not yet been fully vetted by the legal system and we will continue to explore our options with respect to how we move forward from here.
We note that the court ruled that SCO owns the copyrights to the technology developed or derived by SCO after Novell transferred the assets to SCO in 1995. This includes the new development of all subsequent versions of UnixWare up through the most current release of UnixWare 7.1.4 and substantial portions of SCO UnixWare Gemini 64. We also own the exclusive, worldwide license to use the UnixWare trademark, now owned by The Open Group. Also, SCO’s ownership of OpenServer and its Mobile Server platforms was not challenged and remains intact. These SCO platforms continue to drive enterprises large and small, and our rapidly developing mobile business is being well received in the marketplace.
Moreover, the court did not dismiss our claims against Novell regarding the non-compete provisions of the 1995 Technology License Agreement relating to Novell’s distribution of Linux to the extent implicated by the technology developed by SCO after 1995. Those issues remain to be litigated.”
Forward-Looking Statements:
The statements contained in this press release, including but not limited to statements regarding the Company’s pending litigation and expectations concerning the Company’s developing mobile business OpenServer and Mobile Server platforms and other statements that are not historical facts, are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to, developments in the Company’s litigation with Novell and IBM, continued competitive pressure on the Company’s operating system products, which could impact the Company’s results of operations, adverse developments in and increased or unforeseen legal costs related to the Company’s litigation, the inability to devote sufficient resources to the development and marketing of the Company’s products, including the Me Inc. mobile services and development platform, and the possibility that companies with whom the Company has formed partnerships will decide to terminate, or reduce the resources devoted to, their partnership with the Company. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2006 and Form 10-Q for the fiscal quarter ended April 30, 2007. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

SIGNATURES
                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    August 13, 2007

THE SCO GROUP, INC.

By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer